Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Ctrip.com International, Ltd., which appears in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ PriceWaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

October 16, 2007